UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 9, 2004

CONSUMERS FINANCIAL CORPORATION
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(Exact name of Registrant as Specified in its Charter)

Pennsylvania ---------------------------- (State or Other Jurisdiction of Incorporation)	0-2616 ------------------------ (Commission file Number)	23-1666392 ------------- (IRS Employer Identification No.)

132 Spruce Street, Cedarhurst, NY ---------------------------------------- (Address of Principal Executive Offices)	11516 ---------- (Zip Code)

Registrant's telephone number, including area code (516) 792-0900

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Item 4.01      Change in Registrant's Certifying Accountant.

(a)(1) As of August 16, 2004, HJ & Associates, LLC was engaged as the new principal independent accountants, commencing with the audit for the year ending December 31, 2003. The appointment of HJ & Associates, LLC was recommended and approved by the Registrant's Board of Directors. During the Registrant's two most recent fiscal years, the Registrant did not consult HJ & Associates, LLC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Registrant's financial statements, and neither a written report nor oral advice was provided to the Registrant by HJ & Associates, LLC that they concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a "disagreement" or event identified in response to paragraph (a)(1)(iv) of Item 304, as those terms are used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K.

(a)(2) The Registrant has provided HJ & Associates, LLC with a copy of this disclosure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 9, 2004	CONSUMERS FINANCIAL CORPORATION --------------------------------- Donald J. Hommel President, CEO & CFO